

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
MARCH 31, 1995 FINANCIAL STATEMENTS OF TRAVELERS GROUP INC. AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               MAR-31-1995
<CASH>                                           1,249
<SECURITIES>                                    68,838<F1>
<RECEIVABLES>                                   17,971<F2>
<ALLOWANCES>                                         0<F3>
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F3>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                                 112,684
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                         11,806<F4>
<COMMON>                                             4
<PREFERRED-MANDATORY>                              235
<PREFERRED>                                        800
<OTHER-SE>                                       8,846<F5>
<TOTAL-LIABILITY-AND-EQUITY>                   112,684
<SALES>                                              0<F3>
<TOTAL-REVENUES>                                 4,299
<CGS>                                                0<F3>
<TOTAL-COSTS>                                    3,807
<OTHER-EXPENSES>                                     0<F3>
<LOSS-PROVISION>                                    40<F6>
<INTEREST-EXPENSE>                                 455<F6>
<INCOME-PRETAX>                                    523
<INCOME-TAX>                                       183
<INCOME-CONTINUING>                                340
<DISCONTINUED>                                       0<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                       340
<EPS-PRIMARY>                                     1.01
<EPS-DILUTED>                                        0<F3>

     <F1> Includes the following items from the financial statements: total investments $38,206; securities borrowed or purchased under agreements to resell $22,533; and trading securities owned, at market value $8,099.

     <F2> Includes the following items from the financial statements:
          brokerage receivables $6,709; net consumer finance receivables $6,824 and other receivables $4,438.

     <F3> Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.

     <F4> Includes the following items from the financial statements:
          investment banking and brokerage borrowings $2,194; short-term borrowings $2,137 and long-term debt $7,475.

     <F5> Includes the following items from the financial statements:
          additional paid-in capital $6,690; retained earnings $4,453; treasury stock $(1,481); and unrealized gain (loss) on investment securities and other, $(816).

     <F6> Included in total costs and expenses applicable to sales and revenues.


